                                                                   EXHIBIT 10.80

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

          This Employment Agreement (the "Agreement") is entered into by and between INTELLISYS GROUP, INC. a Delaware Corporation (the "Company") and MICHAEL GUMMESON (the "Executive"), a resident of the state of California. This Agreement is made and shall be effective as of January 4, 1999. The Company and the Executive are sometimes referred to individually as a "party" and collectively as the "parties."

                                    RECITALS
                                    --------

          A. The Company is in the business of designing, engineering, sourcing, maintaining, servicing and integrating custom audio, video and data display, conferencing and networking systems (the "Business") for customers.

          B.   The Executive has substantial expertise in the Business.

          C. The Company desires to employ the Executive as its President and Chief Operating Officer and the Executive desires to work for the Company in this capacity.

          D. The Company and the Executive desire to set forth the terms and conditions of the Executive's employment with the Company in writing.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the above recitals and the mutual promises and conditions contained below, the parties hereby agree as follows:

                                   ARTICLE 1

                   TITLE, DUTIES AND REPORTING RESPONSIBILITY
                   ------------------------------------------

          1.1  Title
               -----

          During the Term of this Agreement, the Executive shall be employed as the President and Chief Operating Officer of the Company.

          1.2  Duties and Reporting Responsibility
               -----------------------------------

               1.2.1 During the Term, the Executive shall report to the Chief Executive Officer or his designee. The Executive shall perform those duties consistent with the position of President and Chief Operating Officer and such other duties as may be assigned to the Executive from time-to-time. The Executive's duties shall include, among others, full profit and loss responsibility for the Company; directing the Company's sales efforts and operations activity; enhancing productivity, profitability and customer satisfaction; recruiting and training personnel; understanding the Company's competition and developing strategies to differentiate the Company; and attaining operating targets as established by the Company (the "Executive's Duties").

               1.2.2 The Executive agrees that during his employment with the Company he shall to devote his full time, attention, efforts, energies, abilities and interests to the Business and affairs of the Company. The Executive further agrees that he will not accept outside employment of any kind during the Term or engage in any other activities during the Term which would be detrimental to the Company, inconsistent with the provisions of this Agreement or would otherwise impair his ability to perform his duties hereunder without the express written consent of the Company.

          1.3  Place of Performance and Travel
               -------------------------------

          The Executive understands and agrees that his duties shall be rendered at the Company's offices and at such other place or places as the interests, needs, Business, or opportunity of the Company shall require. The Executive further understands and agrees that his duties and responsibilities will require frequent travel and the performance outside of regular business hours. The Company's principle administrative office shall be established within reasonable commuting distance of the Westlake Village, California area.

                                   ARTICLE 2

                       BASE SALARY AND BONUS ELIGIBILITY
                       ---------------------------------

          2.1  Salary
               ------

               2.1.1 During the first six months of the Term of this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") at the annual rate of Two Hundred Thousand Dollars ($200,000.00). Provided that the Company is on track to meet its performance targets for the fiscal year ending December 31, 1999 as determined by the Company's Chief Executive Officer, commencing on July 1, 1999 the Executive shall be paid a Base Salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000.00).

               2.1.2 The Executive's Base Salary shall be payable in accordance with the Company's normal payroll practices.

               2.1.3 Commencing as of January 1, 2000, the Executive's Base Salary shall be subject to review and revision on an annual basis by the Board of Directors of the Company based on, among other things, the overall performance of the Company.

          2.2  Bonus
               -----

               2.2.1 The Executive shall also be eligible to receive a performance bonus on an annual basis at the conclusion of each fiscal year (the "Annual Bonus") in an amount to be determined by the Company's Board of Directors. The Annual Bonus shall be paid to the Executive to reward him for his performance during the preceding fiscal year and to motivate the Executive to satisfactorily perform his duties in the future.

               2.2.2 Seventy Five percent (75%) of the Executive's Annual Bonus shall be based upon the overall pre-tax earnings of the Company and the Executive's attainment of the established "Operating Plan" for the year (the "Performance Component"), and Twenty Five percent (25%) of the Executive's Annual Bonus shall be based upon the subjective assessment of the Executive's overall performance by the Company's Board of Directors (the "Subjective Component").

               2.2.3 The Board of Directors shall establish a target for the Executive's anticipated Annual Bonus (the "Targeted Bonus") and an Operating Plan for the fiscal year no later than the end of the first quarter of each fiscal year. The Executive's Targeted Bonus for the fiscal year ending December 31, 1999 is set at One Hundred Thousand Dollars ($100,000).

               2.2.4 The Executive shall not be entitled to any portion of the Performance Component of the Annual Bonus unless the Company shall attain at least eighty percent (80%) of the Operating Plan for the fiscal year. Assuming the Company attains at least eighty percent (80%) of the Operating Plan, the Executive shall be entitled to receive the Performance Component of his Annual Bonus calculated as follows: [75% of the Targeted Bonus] multiplied by [the percentage of the Operating Plan attained up to a maximum of One Hundred Twenty Five Percent (125%)].

               2.2.5 Except as provided in this section 2.2.5, the Annual Bonus shall be paid to the Executive only if the Executive was employed by the Company on the last day of the fiscal year for which the bonus is being calculated. The foregoing notwithstanding, if the Executive's employment with the Company is terminated due to his death or disability (as defined in section 5.2), the Executive and/or his personal representative shall be entitled to a pro rata portion of the Annual Bonus based on the number of days he was employed during the fiscal year for which the bonus is being calculated. The Annual Bonus, if any, shall be paid within thirty (30) days after the Company's audited annual financial statements have been delivered by the auditors.

                                   ARTICLE 3

                        STOCK OPTIONS AND OTHER BENEFITS
                        --------------------------------

          3.1  Non-Qualified Stock Options
               ---------------------------

               3.1.1 As additional compensation to the Executive, the Company hereby grants to the Executive options to purchase up to One Hundred Twenty Thousand (120,000) shares of the Company's common stock (the "Options"), subject to the provisions set forth in this Section 3.1.

               3.1.2  The grant of the Options to the Executive is subject to
(i) the approval of the Company's board of directors; (ii) compliance with the Amended and Restated 1998 Equity Participation Plan of Intellisys Group, Inc. (the "Plan"); and (iii) the Executive's agreement to be bound by and his execution of the standard form of Non-Qualified Stock Option Agreement (the "Option Agreement").

               3.1.3 Subject to the provisions set forth in section 3.1.2 above, the Options shall vest in five (5) equal annual installments with the first installment vesting on January 4, 2000.

               3.1.4 The Options shall have an exercise price equal to the lesser of (i) Nine Dollars and Fifty Cents per share ($9.50) or (ii) the "Public Offering Price" per share in an initial underwritten public offering of the Company's common stock that occurs on or prior to October 16, 1999 (the "Initial Public Offering").

          3.2  Purchase of "IPO Shares"
               ------------------------

               3.2.1 Subject to (i) the approval of the Company's board of directors; (ii) the approval of the Company's investment banker; (iii) and compliance with all applicable laws, all of which are to be determined prior to the Initial Public Offering, the Company shall endeavor to make Twenty Five Thousand (25,000) shares of Company stock available to the Executive for purchase in the Initial Public Offering (the "IPO Shares") at the Public Offering Price and to provide a loan to the Executive to acquire the IPO Shares (the "IPO Share Loan") bearing interest at the Company's borrowing rate and payable in the number of installments as set forth more particularly in the "IPO Promissory Note."

               3.2.2 The Company shall provide the IPO Share Loan to the Executive subject to (i) the Executive's execution of a promissory note evidencing the IPO Share Loan (the "IPO Promissory Note") in a form satisfactory to the Company, (ii) the Executive's execution of a Stock Pledge Agreement in a form satisfactory to the Company pledging the IPO Shares as collateral for repayment of the IPO Loan and (iii) the Company's obtaining the consent of its lender, Sanwa Business Credit Corporation, to make the IPO Loan.

          3.3  Purchase of "Additional IPO Shares"
               -----------------------------------

               3.3.1 Subject to the approval of the Company's investment banker and compliance with all applicable laws, the Company shall endeavor to make additional shares of Company stock available to the Executive for purchase in the Initial Public Offering (the "Additional IPO Shares") in an amount to be determined. If the Executive is eligible to purchase Additional IPO Shares, the Company shall attempt to assist the Executive in obtaining financing for his purchase of the Additional IPO Shares.

          3.4  Other Benefits.
               --------------

               3.4.1 During the Term of this Agreement, the Executive shall be entitled to be entitled to four (4) weeks of paid vacation per year. The Executive shall consult with the Chief Executive Officer of the Company in establishing the timing of his vacation.

               3.4.2 So long as the Executive remains employed by the Company, the Company shall also provide to the Executive those benefits including medical insurance, dental insurance, term life insurance, disability insurance, sick leave, holidays, participation in a 401(k) retirement plan etc. as are provided to other executive employees of the Company. The specific details of the coverage and applicability of each of these benefits to the Executive and his dependents shall be governed by and be subject to the conditions set forth in the Company's Employee Manual and/or the documents governing a particular benefit plan, as the manual or plan may be amended or modified from time-to-time.

               3.4.3 The Company shall also provide the Executive with an automobile allowance in an amount not to exceed Five Hundred Dollars ($500.00) per month for the purchase or lease of an automobile. The Company shall also reimburse the Executive for those costs and expenses associated with the insurance, maintenance and repair of the automobile and for fuel expense incurred while on business for the Company. The Executive understands that the automobile allowance and other payments to be provided by the Company under this section 3.4.3 may be considered taxable income by the Internal Revenue Service and other taxing authorities and shall be treated as such by the Company.

                                   ARTICLE 4

                               BUSINESS EXPENSES
                               -----------------

          4.1  Expenses Reimbursement
               ----------------------

               4.1.1 The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by the Executive in performing his duties and responsibilities in connection with the services to be rendered by the Executive to the Company hereunder provided that the Executive submits to the Company an accounting and appropriate verification of all such expenses.

                                   ARTICLE 5

                       TERM AND TERMINATION OF AGREEMENT
                       ---------------------------------

          5.1  Term of Agreement
               -----------------

               5.1.1 This Agreement shall be effective commencing on January 1, 1999 and shall be terminable at the will of either the Executive or the Company at any time, for any or no reason, with or without cause, subject only to the provisions of this Agreement.

          5.2  Death or Disability
               -------------------

               5.2.1 Except as specifically set forth in this Agreement, the Company may terminate this Agreement without any further obligation to the Executive on the death or disability of the Executive. For the purposes of this section "disability" shall mean the Executive's inability to perform his assigned duties for the Company on a full-time basis for ninety (90) consecutive calendar days in any fiscal year as a result of incapacity due to medically documented physical or mental illness and which, in the opinion of a physician mutually agreed upon by the Company and the Executive, makes it impossible for the Executive to perform his duties and responsibilities under this Agreement.

          5.3  Termination for Cause
               ---------------------

               5.3.1 Subject to the provisions of this Section 5.3., the Company may terminate this Agreement and the Executive's employment at any time without any further obligation to the Executive for "Cause" as defined herein except that the Executive shall be entitled to his Base Salary through the date of termination. For the purposes of this Agreement, "Cause" shall mean (i) the Executive's conviction of a felony or misdemeanor involving moral turpitude,
(ii) dishonest or illegal conduct by the Executive, (iii) the Executive's breach or neglect of the Executive's Duties under this Agreement or (iv) the Executive's unsatisfactory performance of the Executive's Duties as determined by the Company; provided, however, that in the event of (iii) or (iv) the
                --------  -------
Company shall first have given the Executive written notice of the alleged breach or areas of neglect or unsatisfactory performance and a reasonable opportunity to cure.

          5.4  Termination Without Cause
               -------------------------

               5.4.1 The Company may also terminate this Agreement at any time without Cause, for any or no reason, on written notice to the Executive.

               5.4.2 If the Executive is terminated without Cause prior to April 1, 1999, he shall not be entitled to any payments other than his Base Salary through the date of termination. If the Executive is terminated without Cause on or after April 1, 1999, he shall be entitled to receive his Base Salary (payable at the rate the Executive was being paid on the date of termination)
(i) for a period of three (3) months plus one additional month for each month he is employed by the Company after April 1, 1999 up to a maximum period of twelve
(12) months or (ii) until such time as the Executive shall obtain alternative employment, whichever is sooner.

               5.4.3 Notwithstanding the provisions of section 5.4.2 above, if the Executive is terminated without Cause on or after April 1, 1999 and within twelve (12) months after a "Change of Control," the Executive shall be entitled to receive his Base Salary (payable at the rate the Executive was being paid on the date of termination) for a period of twenty four (24) months.

                    5.4.3.1 If the Executive is terminated without Cause within twelve (12) months of a Change of Control, in addition to the separation payments provided in section 5.4.3, he shall be entitled to a pro rata portion of the Annual Bonus based on the number of days he was employed during the fiscal year for which the bonus is being calculated.

               5.4.4 For the purposes of this Agreement, a "Change of Control" shall mean (i) the removal of Donald J. Esters as Chief Executive Officer of the Company for any reason including, but not limited to his, death or disability;
(ii) the approval by the shareholders of the Company and the consummation of a sale, merger or consolidation of the

Company with any other corporation or entity regardless of which entity is the survivor, other than a sale, merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such sale, merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of a significant portion of the Company's assets.

          5.5  Resignation for Good Reason
               ---------------------------

               5.5.1 The Executive shall be entitled to resign his employment with the Company for "Good Reason" at any time during his employment with the Company. If the Executive resigns for Good Reason, prior to April 1, 1999, he shall not be entitled to any payments other than his Base Salary through the date of termination. If the Executive resigns for Good Reason on or after April 1, 1999, he shall be entitled to receive his Base Salary (payable at the rate the Executive was being paid on the date of termination) (i) for a period of three (3) months plus one additional month for each month he is employed by the Company after April 1, 1999 up to a maximum period of twelve (12) months or (ii) until such time as the Executive shall obtain alternative employment, whichever is sooner.

               5.5.2 Notwithstanding the provisions of section 5.5.1 above, if the Executive resigns his employment, on or after April 1, 1999 and within twelve (12) months after a "Change of Control," for the reasons provided by section 5.5.3 (ii) or 5.5.3(iv), the Executive shall be entitled to receive his Base Salary (payable at the rate the Executive was being paid on the date of his resignation) for a period of twenty four (24) months.

                    5.5.2.1  If the Executive resigns his employment pursuant to section 5.5.2, in addition to the separation payments provided in that section, he shall be entitled to a pro rata portion of the Annual Bonus based on the number of days he was employed during the fiscal year for which the bonus is being calculated.

               5.5.3 For the purposes of this Section 5.5, "Good Reason" shall mean (i) the assignment to the Executive of duties inconsistent with the position, status and decision making authority of Chief Operating Officer and President; (ii) a substantial diminution in the nature, status or prestige of the Executive's responsibilities (other than any such alteration primarily attributable to a medical or physical infirmity of the Executive which the Company has attempted to accommodate); (iii) a Change of Control; or (iv) a relocation of the Company's principle administrative offices (where the Executive maintained his primary office during the six (6) months immediately prior to the Change of Control) by more than fifty (50) miles.

               5.5.4 To be considered an effective Resignation for Good Reason, the Executive must provide the Company with a written notice that he is resigning for Good Reason within sixty (60) days of the event giving rise to the resignation.

               5.5.5 Except as specifically set forth in this Section 5.5, the Company shall have no liability to the Executive under this Agreement if he resigns his employment for Good Reason.

          5.6  Resignation For Other Than Good Reason
               --------------------------------------

               5.6.1 If the Executive resigns his employment with the Company for other than Good Reason, this Agreement shall be deemed terminated without any further obligation of the Company to the Executive except as specifically provided by this Agreement.

               5.6.2 The Executive agrees to give the Company thirty (30) days notice of his intention to resign for other than Good Reason during the first twelve (12) months of his employment and thereafter to give sixty (60) days notice of his intention to resign for other than Good Reason, specifically stating the date on which his resignation will be effective (a "Notice of Resignation"). If the Executive resigns for other than Good Reason but fails to give the required minimum notice, the Executive agrees (i) to repay to the Company all bonuses paid or awarded to him within the twelve (12) months immediately preceding the date on which the Executive provides the Company with a Notice of Resignation and (ii) that all unvested and vested but unexercised Options shall automatically be deemed cancelled.

               5.6.3 At any time after the Executive provides a Notice of Resignation, the Company shall have the right to terminate the Executive's employment without Cause (the "Resignation/Termination Option") by providing the Executive with a written Notice of Termination and acknowledging its obligation to pay the Executive the Resignation/Termination Payments for the applicable period set forth in Section in 5.6.4 below.

               5.6.4 If the Company exercises the Resignation/Termination Option, the Executive shall be entitled to receive his Base Salary through the effective date of his resignation contained in the Notice of Resignation. Except as set forth in this Section 5.6.4, the Executive shall not be entitled to any other amounts, benefits or payments if the Company exercises the Resignation/Termination Option.

          5.7  Separation and Resignation/Termination Payments
               -----------------------------------------------

               5.7.1 Any "Separation Payments" or Resignation/Termination Payments due to the Executive under Sections 5.4, 5.5 or 5.6 shall be paid to the Executive in accordance with the Company's normal payroll practices.

               5.7.2 Except as provided herein, the Executive agrees that so long as he is receiving any Separation Payments or Resignation/Termination Payments, he shall not become employed by or consult with any company whose primary business is the Business of the Company or any other business in which the Company is either engaged or is contemplating becoming engaged in pursuant to a written business plan at the time the Executive's employment is terminated.

                                   ARTICLE 6

                     CONFIDENTIALITY AND UNFAIR COMPETITION
                     --------------------------------------

          6.1  Confidential Information
               ------------------------

               6.1.1 At all times during the term of this Agreement, the Executive shall hold in strictest confidence and not disclose, directly or indirectly, to any person, firm or corporation, without the express written prior authorization of the Company, any trade secrets or any confidential business information, including but not limited to, corporate planning, production, distribution or marketing processes; manufacturing techniques; customer lists or customer leads; marketing information or procedures; development or environmental work; work in process; financial statements or notes, schedules or supporting financial data; or any other secret or confidential matter relating to the products, sales or business of the Company, including plans for expansion to new products, areas and markets; new product development budgets and forecasts, together with all written and graphic materials relating thereto.

          6.2  Inventions and Improvements
               ---------------------------

               6.2.1 If during the term of the Executive's employment, the Executive conceives or makes any improvement, discovery or invention relating to any article, machine, process, or composition of matter, made, used, sold or under development by the Company, or pertaining to the business of the Company, the Executive agrees to fully and promptly disclose the same to the Company. Each such improvement, discovery and invention shall be the exclusive property of the Company. The Executive further agrees that he will promptly make full disclosure to the Company, and will hold in trust for the sole right and benefit of the Company, any inventions, discoveries, developments, improvements or trade secrets which the Executive solely or jointly conceives or develops, or reduces to practice, or causes to be conceived, or developed, or reduced to practice, during the period of the Executive's employment with the Company and for six (6) months thereafter, which relate to or are connected with the Executive's employment, or the work, processes, techniques, formulas, products, experiments, or developments or any of the work or business of the Company. The Executive assigns to the Company all of his right, title and interest in and to all such inventions, discoveries, developments, improvements, and trade secrets and agrees that he will, at the request of the Company, whether made by the Company during or after the termination of the Executive's employment, and without expense to the Executive, make, execute and deliver all applications, assignments or instruments, and perform or cause to be performed, such other lawful acts as the Company may deem necessary or desirable in making or prosecuting applications, domestic or foreign, for patents, trademarks, or copyrights, or which may be procured with respect to any of the foregoing.

               6.2.2  The parties agree that the provisions contained in this
Section 6.2 shall not be construed as a waiver by the Company of its shop rights and any other improvement, discovery or invention developed during the working hours or times for which the Executive shall be compensated by the Company or developed by the use of materials, facilities or information furnished by the Company.

          6.3  Return of Confidential Information
               ----------------------------------

          The Executive further agrees that within five (5) calendar days after the termination or resignation of the Executive's employment, he will deliver to the Company and will not keep in his possession, or deliver to anyone else, any and all drawings, blueprints, notes, memoranda, specifications, financial statements, customer lists, product surveys, data, documents, or other material contained or disclosing any of the matters referred to herein together with all photocopies of the above.

          6.4  No Solicitation
               ---------------

          The Executive shall not, either during the term of this Agreement or for a period of two (2) years following the termination of the Executive's employment, solicit or attempt to solicit any employees, officers, personnel or other representatives of the Company to work for, render services or provide advice to, or supply confidential business information or trade secrets of the Company to any third person, firm or corporation.

          6.5  Remedy for Breach of Article 6
               ------------------------------

          The Executive acknowledges that any breach of any of the provisions of this Article 6 by him will cause irreparable damage to the Company and its affiliates, for which the available remedies at law will not be adequate. Accordingly, in the event of any such breach or threatened breach of any of the provisions of this Article 6, in and addition to any other remedy provided herein or by law or in equity, the Company shall be entitled to appropriate injunctive relief, in any court of competent jurisdiction, restraining the Executive or any of the Executive's associates or affiliates from any threatened or actual violation of the provisions of this Article 6. The Executive stipulates to the entry against the Executive of any such temporary, preliminary or permanent injunction, and agrees not to resist the Company's application for such equitable relief, except on the grounds that the acts or omissions alleged by the Company did not violate any of the provisions of this Article 6. The Executive shall, in the event that any injunctive relief or damages shall be granted to the Company, pay all of the Company's cost and expenses incurred in obtaining such injunctive relief, including but not limited to, the Company's reasonable attorney's fees.

                                   ARTICLE 7

                                  ARBITRATION
                                  -----------

          7.1  Exclusive Dispute Resolution Mechanism
               --------------------------------------

               7.1.1 The Executive and the Company agree that except with respect to any action for an injunction pursuant to the provisions of Article 6 above, any and all disputes relating to, or arising out of this Agreement or the Executive's employment with the Company, or any amounts claimed due hereunder shall be submitted to the American Arbitration Association ("AAA") for arbitration before a single arbitrator, who shall be a retired state or federal court judge, in accordance with the rules of AAA then in force and effect as the sole and exclusive remedy for resolving such controversies.

               7.1.2 Without limiting the generality of the foregoing, the disputes required to be submitted to arbitration include any disputes arising out of, based upon or in any way related to (i) the termination of this Agreement, the Executive's employment with the Company, the termination of the Executive's employment, or the payments due the Executive hereunder; (ii) any property, contract or tort claims, including wrongful discharge, breach of employment contract, breach of the covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy or any other common law claim of any kind; (iii) any violation or alleged violation of Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, as amended, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, the California Labor Code, the California Unemployment Insurance Act, the California Workers' Compensation Act, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act, California Labor Code (S) 1102.5; (iv) any laws of the State of California relating to discrimination in employment or workers' compensation; (v) any claims for severance pay, bonus, sick leave, vacation or holiday pay, life insurance, health, disability or medical insurance or any other fringe benefit; and (vi) any claim relating to or arising under any other local, state or federal statute or principle of common law (whether in contract or in tort) governing the employment of individuals, discrimination in employment and/or the payment of wages or benefits.

               7.1.3 The Executive and the Company agree that the decision of the arbitrator shall be final and binding and that a judgment may be entered on such arbitration award in any court of competent jurisdiction. The parties agree that any such arbitration shall take place in the County of Santa Clara, State of California.

          7.2  Waiver of Right to Jury Trial
               -----------------------------

          THE EXECUTIVE AND THE COMPANY EACH ACKNOWLEDGE AND AGREE THAT BY SELECTING ARBITRATION AS THE SOLE AND EXCLUSIVE REMEDY FOR RESOLVING ALL DISPUTES AMONG THEM (OTHER THAN THOSE SET FORTH IN ARTICLE 6), THEY ARE WAIVING THEIR RIGHT TO A JURY TRIAL TO WHICH THEY MAY OTHERWISE BE ENTITLED.

          7.3  Attorneys' Fees and Costs
               -------------------------

          If any party to this Agreement brings an arbitration to enforce or determine his or its rights hereunder or brings any action under the terms of
Article 6 above, the prevailing party shall be entitled to recover his or its costs and expenses, including reasonable attorneys' fees, incurred in connection with such arbitration or action.

                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

          8.1  Reasonable Terms
               ----------------

          The parties agree that the covenants and other terms contained in this Agreement are reasonable in all respects.

          8.2  Invalid Provision
               -----------------

          The parties agree that each and every paragraph, sentence, term and provision of this Agreement shall be considered severable and that, in the event a court or other tribunal finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity, enforceability, operation or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected.

          8.3    No Waiver
                 ---------

          The failure of either party to insist in any one or more instances upon performance of any of the provisions of the Agreement or to pursue their rights hereunder, shall not be construed as a waiver of any such provisions or the relinquishment of any rights.

          8.4  Governing Law
               -------------

          This Agreement has been consummated in the State of California and shall be construed and enforced in accordance with and governed by the laws of that state. The parties agree that the language of this Agreement shall not be construed for or against any particular party.

          8.5  Notices
               -------

          Any notices, requests or other communications required hereunder shall be in writing and shall be personally delivered or, if mailed, by first class mail, (i) to the Company at its headquarters and (ii) to the Executive at his place of residence.

          8.6  Entire Agreement
               ----------------

          This Agreement represents the sole and entire agreement among the Executive and the Company relating to the Executive's employment and supersedes all prior promises, contracts and agreements of any kind, whether written or oral, express or implied, as well as any negotiations and/or discussions between the parties hereto. The Executive also agrees that no promises or commitments have been made by the Company to the Executive regarding any other term or condition of his employment, except as specifically provided herein and the Executive understands that no representative of the Company other than the Chief Executive Officer or the Chairman of the Board is authorized to enter into any agreement or make any commitment with Executive which is in any way inconsistent with

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

the terms of this Agreement. Any amendment to this Agreement must be in writing and signed by duly authorized representatives of each of the parties hereto and must expressly state that it is the intention of each of the parties hereto to amend this Agreement.

          8.7  Successors; Binding Agreement
               -----------------------------

          This Agreement shall be binding on any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company.

Dated:  January 13, 1999.     THE "EXECUTIVE"

                              By /s/ Michael Gummeson
                                 --------------------
                              Michael Gummeson



Dated:  January 13, 1999.     THE "COMPANY"

                              By: /s/ Donald J. Esters
                                  --------------------
                              Donald J. Esters
                              Chief Executive Officer

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